Exhibit 99.1

Media Contact:

Marne Oberg

Analysts International Corporation

(952) 838-2867

Analysts International Corporation Announces
New Credit Facility with Wells Fargo

MINNEAPOLIS — October 5, 2009 — Analysts International Corporation (AIC) (Nasdaq: ANLY), an information technology services company, announced today that it has entered into a new $15 million credit facility with Wells Fargo Bank, National Association. The new credit facility has a three-year term, maturing in September 2012, and is expected to be used for working capital and to facilitate the issuance of letters of credit. Currently, there are no amounts outstanding under this credit facility.

“A strong balance sheet and financial flexibility are key components to AIC’s business transformation plan,” said Elmer Baldwin, President and CEO. “Securing a new credit facility was an important strategic initiative for the company.”

About Analysts International Corporation
Analysts International Corporation (AIC) (Nasdaq: ANLY) is an information technology services company that is focused on providing configured solutions for its clients. We proudly serve a broad portfolio of clients throughout the United States with technology staffing, collaboration solutions, platform solutions, project and application solutions and managed services offerings. For more information, visit us online at www.analysts.com.

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Cautionary Statement for the Purpose of Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements made in this press release by AIC and its CEO Elmer Baldwin about AIC regarding AIC’s new credit facility with Wells Fargo, its intended uses and anticipated effect on AIC’s business transformation plan, are forward-looking statements. These forward-looking statements are based on current information we have assessed, which by its nature is dynamic and subject to rapid and even abrupt changes. Forward-looking statements include statements expressing the intent, belief or current expectations of AIC and members of our management team and involve certain risks and uncertainties, including (i) the risk that management may not fully or successfully implement its business transformation plan; (ii) the risk that AIC will not be able to meet certain financial covenants or other obligations contained in the Wells Fargo credit facility; (iii) prevailing market conditions in the IT services industry; and (iv) economic, business, market, financial, competitive and/or regulatory factors affecting AIC’s business generally, including those set forth in AIC’s filings with the SEC. You are cautioned not to place undue reliance on these or any forward-looking statements, which speak only as of the date of this press release.